All proposals have passed

Final Proxy Results - ML Florida Limited Maturity Muni Bond Fund.
Meeting Date: March 18, 2002

Record Date: January 22, 2002
As of: March 18, 2002

				Units Voted

			Votes Needed
	Shares Needed	Outstanding	50% + 1 of		Shares Withheld			Total Units
All Classes	To Pass	Shares	Shares Voted	For	From Voting			Voted

1) DIRECTORS
James H. Bodurtha	-550,414	1,137,080	568,139	1,118,553	17,722			1,136,275
Terry K. Glenn	-550,414	1,137,080	568,139	1,118,553	17,722			1,136,275
Joe Grills	-550,414	1,137,080	568,139	1,118,553	17,722			1,136,275
Herbert I. London	-550,414	1,137,080	568,139	1,118,553	17,722			1,136,275
Andre F. Perold	-550,414	1,137,080	568,139	1,118,553	17,722			1,136,275
Roberta Cooper Ramo	-550,414	1,137,080	568,139	1,118,553	17,722			1,136,275
Robert S. Salomon Jr.	-550,414	1,137,080	568,139	1,118,553	17,722			1,136,275
Melvin R. Seiden	-550,414	1,137,080	568,139	1,118,553	17,722			1,136,275
Stephen B. Swensrud	-550,414	1,137,080	568,139	1,118,553	17,722			1,136,275

			Votes Needed
	Shares Needed	Outstanding	50% + 1 of				Broker	Total Units
All Classes	To Pass	Shares	Outstanding Shares	For	Against	Abstain	Non-Vote	Voted

2) Reorganization between ML Fl Ltd	-104,938	1,137,080	568,541	673,479	13,770	6,000	443,026	1,136,275
Mat. & ML Muni Bond - Ltd Mat Port

Voting Requirements:
The Quorum consists one-third of the shares entitled to vote at the Meeting.

Proposal 1 requires the affirmative vote of the majority of the shares represented at the meeting
Proposal 2 requires the affirmative vote of shareholders voting together as a single class, representing a majority of the outstanding shares entitled to be voted

3,273.803
4.203
1,500.220
4,683.807
19,997.553
135,483.227
43,931.628
23,465.139
6,339.128
4,942.002
4,659.881
752.067
1,302.087
17,874.519
1,883.449
17,448.624
2,340.504
1,291.449
42,142.466
6,702.127
1,170.248
1,339.854
2,471.705
19,672.918
12,227.153
3,321.894
3,727.076
20,108.587
27,056.837
1,776.854
166.647
6,763.245
20,606.403
4,921.578
1,893.795
19,931.302
2,497.502
10,566.157
6,997.189
2,583.533
1,005.838
3,330.186
8,612.934
71,579.561
6,237.272
5,788.476
6,894.790
11,806.873
11,406.813
184,197.231
5,001.171
327.259
55.950
1,503.680
1,551.427
38.390
22.302
156,665.798
3,680.545
12,216.714
5,959.944
741.197
21.613
868.003
57,310.100
1,049.093
19,709.268
3,538.123
758.945
5,735.005
3,521.777
11,538.525
1,524.123
127.247
29,619.226
2.035
60,342.696
172.953
8,067.685
5,084.036
39,025.311
411,615.393
2,079.002
12,826.087
10,636.423
12.650
422.338
276,930.546
2,707.670
38,377.911
1,115.964
52,620.017
1,233.043
17,536.593
7,409.508
3,033.473
8,513.576
4,201.490
79.742
2,107,809.901	2,101,657.021	last
	6,152.880	new
	2,107,809.901	total